Exhibit 23.2

    TBPELS REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in the Registration Statement (File Nos. 333‑256048 and 333-241837) on Form S-8, the Registration Statement (File No. 333-260287) on Form S-3 of Murphy Oil Corporation, and of the reference to our reports regarding certain assets in the United States effective December 31, 2022 and dated January 27, 2023 for Murphy Oil Corporation, which appears in the December 31, 2022 annual report on Form 10-K of Murphy Oil Corporation, including any reference to our firm under the heading “Experts”.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 22, 2023

    SUITE 2800, 350 7TH AVENUE, S.W.     CALGARY, ALBERTA T2P 3N9     TEL (403) 262-2799
    633 17TH STREET, SUITE 1700     DENVER, COLORADO 80202     TEL (303) 339-8110